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                                                                      EXHIBIT 21

                   CURRENT LIST OF SUBSIDIARIES OF REGISTRANT

Advanta Corp. (DE)
         Advanta National Corp. (DE)
              Advanta National Bank
         Advanta Bank Corp. (UT)
              Advanta Leasing Receivables Corp. VI (NV)
              Advanta Leasing Receivables Corp. VII (NV)
         Advanta GP Corp. (DE)
              Advanta 101 GP Corp. (DE)
         Advanta Investment Corp. (DE)
         Advanta Investment Corp. II (DE)
         Advanta Information Services, Inc. (DE)
         Advanta International Corporation I (DE)
         Advanta International Corporation II (DE)
              Advanta UK (Scotland)*
         Advanta Leasing Holding Corp. (DE)
              Advanta Business Services Corp. (DE)
                  Advanta Leasing Receivables Corp. (DE)
                  Advanta Leasing Receivables Corp. II (DE)
                  Advanta Leasing Receivables Corp. III (NV)
                      Advanta Business Receivables LLC (NV)
                  Advanta Leasing Receivables Corp. IV
                  Advanta Leasing Receivables Corp. V
                  Advanta Business Receivables Corp. (NV)
                  Advanta Commercial Credit Corp. (NV)
                  Mt. Vernon Leasing, Inc. (NJ)
         Service Partners I Corp. (NV)
         Service Partners II Corp. (NV)
              Colorado Credit Card Service, LLC (CO)**
         Advanta Service Corp. (DE)
         Coltex Leverage Lease Corporation I (DE)
         TSLL Jedobert CAL, Inc. (DE)
         Advanta Properties I Corp.
         Advanta Properties II Corp.
         Advanta Life Insurance Company (AZ)
         Advanta Insurance Company (AZ)
              Advanta Insurance Agency Inc. (DE)
              First Advanta Insurance Agency Inc. (PA)
         AICM, Inc. (AZ)
         Advanta Name Corp. (DE)
         Advanta Advertising, Inc. (DE)
              ADVANTENNIS Corp. (DE)
         Advanta Residual Holding Corp. (DE)
         Advanta Mortgage Holding Company (DE)
              Advanta Auto Finance Corporation (NV)
                  Advanta Auto Receivables Corp. I (NV)
              Advanta Mortgage Corp. USA (DE)
                  Advanta Finance Corp. (NV)
                      Advanta Finance Residential Mortgage Corp. (NV) Advanta Finance Residual Corporation (NV)
                  Advanta Mortgage Corp. Midatlantic (PA)
                  Advanta Mortgage Corp. Midatlantic II (PA)
                  Advanta Mortgage Corp. New Jersey (NJ)
                  Advanta Mortgage Corp. Northeast (NY)
                  Advanta Mortgage Corp. Midwest (PA)
                  Advanta Nominee Services, Inc. (DE)
                  Advanta Mortgage Conduit Services, Inc. (DE)
                      Advanta Conduit Receivables, Inc. (NV)
                      Advanta Mortgage Receivables Inc. (DE)
                      Advanta Mortgage Funding Corp. (DE)
                      Advanta Loan Warehouse Corporation (DE)

* Advanta International Corp. I and Advanta International Corp. II each owns 50% of Advanta UK.

** The Managing Member of Colorado Credit Card Service, LLC is Service Partners I Corp. and Service Partners II Corp. is also a Member.